Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

Kaydon Corporation

a Delaware corporation

at

$35.50 NET PER SHARE

Pursuant to the Offer to Purchase dated September 16, 2013

by

Dublin Acquisition Sub Inc.

a wholly owned subsidiary of

Atlas Management, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 15, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

September 16, 2013

To Our Clients:

September 16, 2013

Enclosed for your consideration are the Offer to Purchase, dated September 16, 2013 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by Dublin Acquisition Sub Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of Atlas Management, Inc., a Delaware corporation (which we refer to as “Parent”), which is an indirect wholly owned subsidiary of Aktiebolaget SKF, a company formed under the laws of Sweden (which we refer to as “AB SKF”), to purchase all of the outstanding shares of common stock, par value $0.10 per share (which we refer to as “Shares”), of Kaydon Corporation, a Delaware corporation (which we refer to as “Kaydon” or the “Company”), at a purchase price of $35.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $35.50 per Share, net to you in cash, without interest and less any applicable withholding taxes.

2. The Offer is being made for all of the outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 5, 2013 with any amendments or supplements thereto, which we refer to as the “Merger Agreement”), among Parent, Purchaser and Kaydon, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into Kaydon, and Kaydon will be the surviving corporation (which we refer to as the “Merger”).

4. The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on October 15, 2013, unless the Offer is extended by Purchaser (we refer to such date and time, as it may be extended in accordance with the terms of the Merger Agreement, the “Expiration Date”) or earlier terminated. Under the terms of the Merger Agreement, and subject to applicable securities laws, rules and regulations:

•	if, at the initial Expiration Date or any later then-scheduled Expiration Date, any condition to the Offer (other than the condition that the number of shares validly tendered in accordance with the terms of the Offer and not validly withdrawn on or prior to the Expiration Date (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, together with any shares then owned by Parent and its subsidiaries, shall equal at least a majority of the outstanding Shares on a fully-diluted basis as of the Expiration Date, which we refer to as the “Minimum Tender Condition”) has not been satisfied or waived, Purchaser must extend the Offer, on one or more occasions, in consecutive increments of up to five business days (or such longer period as the parties may agree) until the condition has been satisfied or waived; and

•	if, at the initial Expiration Date or any later then-scheduled Expiration Date, all conditions to the Offer (other than the Minimum Tender Condition) have been satisfied or waived, Purchaser may, and if requested by Kaydon must, extend the Offer in increments of five business days; provided, however, that the maximum number of days that the Offer may be extended pursuant to this sentence is 20 business days unless requested or approved by Kaydon;

provided, however, that Purchaser shall not be required to extend the Offer beyond January 3, 2013 and any such extension beyond January 3, 2013 shall be subject to (x) Purchaser’s right to irrevocably and unconditionally terminate the Offer if at the then-scheduled Expiration Date any condition to the Offer has not been satisfied or waived and (y) Kaydon’s right (exercisable by delivering written notice to Parent and Purchaser no later than one day prior to the then-scheduled Expiration Date) to cause Purchaser to irrevocably and unconditionally terminate the Offer at the then-scheduled Expiration Date if at such Expiration Date any condition to the Offer has not been satisfied or waived.

Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

5. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A. (which we refer to as the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

7. Kaydon’s board of directors, consisting of all disinterested directors, has unanimously resolved, among other things, to (i) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, (ii) declare that it is in the best interests of the stockholders of Kaydon that Kaydon enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommend that the stockholders of Kaydon accept the Offer and tender their Shares to Purchaser in the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date (as defined in the Offer to Purchase).

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Kaydon Corporation

a Delaware corporation

at

$35.50 NET PER SHARE

Pursuant to the Offer to Purchase dated September 16, 2013

by

Dublin Acquisition Sub Inc.

a wholly owned subsidiary of

Atlas Management, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 16, 2013 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by Dublin Acquisition Sub Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of Atlas Management, Inc., a Delaware corporation (which we refer to as “Parent”), which is an indirect wholly owned subsidiary of Aktiebolaget SKF, a company formed under the laws of Sweden (which we refer to as “AB SKF”) to purchase all of the outstanding shares of common stock, par value $0.10 per share (which we refer to as “Shares”), of Kaydon Corporation, a Delaware corporation, at a purchase price of $35.50 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:             SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)

Address:	Please Print Names(s)

(Include Zip Code)

Area code and Telephone no:

Taxpayer Identification or Social Security No.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.